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                                                                      EXHIBIT 32


     CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the Quarterly Report of Andrx Corporation (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard J. Lane, Chief Executive Officer and Angelo C. Malahias, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:


(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





November 13, 2003








                                       /s/ Richard J. Lane
                                       -----------------------------------------
                                       Richard J. Lane
                                       Chief Executive Officer









                                       /s/ Angelo C. Malahias
                                       ----------------------------------------
                                       Angelo C. Malahias
                                       Executive Vice President and
                                       Chief Financial Officer




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